EXHIBIT 4.1

                        THIRD MODIFICATION AGREEMENT

         THIS THIRD MODIFICATION AGREEMENT ("Agreement") is entered into as of June 2, 1998, among the Borrowers named herein, the Banks listed on the signature pages of this Agreement, and BANK ONE, ARIZONA, NA, a national banking association, as Agent. The parties hereto agree as follows:

RECITALS:

         A. Agent, the banks named therein ("Existing Banks") and RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF MARYLAND, INC., a Maryland corporation, RICHMOND AMERICAN HOMES OF NEVADA, INC., a Colorado corporation, RICHMOND AMERICAN HOMES OF VIRGINIA, INC., a Virginia corporation, RICHMOND AMERICAN HOMES OF ARIZONA, INC., a Delaware corporation (formerly known as Richmond American Homes, Inc.), RICHMOND AMERICAN HOMES OF COLORADO, INC., a Delaware corporation (formerly known as Richmond Homes, Inc. I) and RICHMOND HOMES, INC. II, a Delaware corporation (subsequently merged into Richmond Homes, Inc. I), as Borrowers (collectively, the
"Borrowers") entered into a Credit Agreement dated as of April 10, 1996, an Agreement dated March 3, 1997, a First Modification Agreement dated as of March 28, 1997, and a Second Modification Agreement dated as of October 29, 1997 (collectively, the "Credit Agreement"). Pursuant to the Credit Agreement, Existing Banks, among other things, established a credit facility ("Credit Facility") for Borrowers, which is evidenced by the Notes. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to such terms in the Credit Agreement.

         B. Borrowers have requested, among other things, that Existing Banks increase the amount of the Credit Facility, add parties as Banks under the Credit Agreement, extend the maturity date of the Credit Facility, and modify certain covenants in the Credit Agreement. Existing Banks have agreed to so modify the Credit Facility and to amend the Credit Agreement and other Loan Documents on the terms and subject to the conditions set forth in this Agreement.

AGREEMENTS:

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Banks (as hereafter defined) and Agent agree as follows:

SECTION 1.  ACCURACY OF RECITALS.

         The parties acknowledge the accuracy of the Recitals.

SECTION 2.  MODIFICATION OF CREDIT AGREEMENT.

         Effective as of the Effective Date (as hereafter defined), the Credit Agreement shall be modified as follows:

         2.1 The following definitions are hereby added to Article I of the Credit Agreement, or modified in their entirety if currently set forth in
Article I:

                  "Aggregate Commitment" means the aggregate of the Commitments of all Banks, as reduced from time to time pursuant to the terms hereof. As of June 2, 1998, the Aggregate Commitment is $300,000,000.00.

                  "Co-Agent" means each Bank, other than Agent and Documentation Agent, whose Commitment is at least $45,000,000.00.

                  "Documentation Agent" means NationsBank, N.A., in its capacity as documentation agent for Banks and not in its individual capacity as a Bank, and any successor Documentation Agent appointed by Banks.

                  "Facility Maturity Date" means June 30, 2003, as the same may be extended as provided in Section 2.21.

                  "Indenture" means that certain Senior Notes Indenture, dated as of January 28, 1998, between Guarantor and U.S. Bank National Association pursuant to which the Senior Notes were issued.

                  "Senior Notes" means the 8-3/8% Senior Notes due 2008 of Guarantor issued in the original principal amount of $175,000,000.00 pursuant to the Indenture.

                  "Subordinated Indebtedness" means any Indebtedness of Borrowers the payment of which is subordinated to payment of the Obligations to the reasonable satisfaction of Agent. Subordinated Indebtedness shall specifically not include Indebtedness of any Borrower to Guarantor.

Additionally, clause (ii)(B) in the definition of "Permitted Liens" is hereby amended in its entirety to read as follows: "(B) are delinquent but are being contested in a timely manner in good faith by appropriate proceedings and for which adequate reserves shall have been established on such Borrower's or Guarantor's books in accordance with Agreement Accounting Principles."

         2.2 The table set forth in Section 2.5(c) of the Credit Agreement is hereby amended to read as follows:

                                                 Extension Fee (as a percentage
                  Bank's Initial Commitment          of Bank's Commitment)
                  -------------------------      ------------------------------

                  $25,000,000 or more                   .075% per annum
                  Less than $25,000,000                 .050% per annum

         2.3 Section 2.21 of the Credit Agreement is hereby modified as follows:

                  (i) The first sentence is hereby amended in its entirety to read as follows: "Borrowers may request a one-year extension of the Facility Maturity Date by submitting a request for an extension to Agent (an "Extension Request") no more than 48 months nor less than 46 months prior to the then scheduled Facility Maturity Date."

                  (ii) Each reference to two (2) years is hereby amended to be one (1) year in each place that it appears in
                           Section 2.21.

         2.4 The amount of $20,000,000.00, as it appears in Section 4.2(ii) of the Credit Agreement, is hereby amended to be $25,000,000.00.

         2.5 The second sentence of Section 6.19 of the Credit Agreement is hereby deleted.

         2.6 Section 6.20 of the Credit Agreement is hereby amended in its entirety to read as follows: "Each Borrower is a Restricted Subsidiary, as that term is defined in the Indenture. Each Borrower is a Wholly-Owned Subsidiary of Guarantor."

         2.7      The following Section 6.21 is hereby added to the Credit
Agreement:

                  6.21 Year 2000 Compliance. Each Borrower and Guarantor has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any Borrower or Guarantor or any of their Subsidiaries) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, and any date after, December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrowers reasonably believe that all computer applications of Guarantor and any Borrower that are material to the business operations of each Borrower, Guarantor and their respective Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates

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

         before and after December 31, 1999 (that is, be "Year 2000 compliant"); provided, however, that Borrowers shall not be in breach of the representation and warranty in this sentence unless the failure of any such computer applications to perform on a timely basis could reasonably be expected to have a Material Adverse Effect.

         2.8 The first sentence of Section 7.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  Subject to the limitations contained in this Agreement, each Borrower will use the proceeds of Advances for its own acquisition, holding and/or development of real property and related appurtenances and the construction of improvements, including homes, thereon in the ordinary course of business of such Borrower (including payment of reimbursement obligations with respect to Facility Letters of Credit), and any other use permitted within the definition of "Real Property Indebtedness" under the Indenture, and to repay outstanding Advances.

         2.9      The following Section 7.11 is hereby added to the Credit
Agreement:

                  7.11 Year 2000 Compliance. Each Borrower will, and will cause Guarantor to, notify promptly Agent in the event that (i) any Borrower or Guarantor discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant (as that term is defined in Section 6.21) on a timely basis; and that (ii) such failure to be Year 2000 compliant on a timely basis could reasonably be expected to have a Material Adverse Effect.

         2.10 The last sentence of Section 8.6 of the Credit Agreement is amended in its entirety to read as follows: "Notwithstanding anything herein to the contrary, each Borrower will not, and will not permit Guarantor to, create, incur or suffer to exist any Lien in, of or on the capital stock of any Borrower."

         2.11     The  phrase "Guarantor Senior Indebtedness", as it  appears in
Section 8.9 of the Credit Agreement, is hereby amended to be "Real Property Indebtedness."

         2.12 Section 8.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  8.10 Negative Pledge. Borrowers will not, and Guarantor will not, directly or indirectly enter into any agreement (other than (A) this Agreement, (B) the Indenture and any indenture or similar agreement executed in connection with any Refinancing Indebtedness of the Senior Notes and (C) any indenture or similar agreement executed in connection with any Public Indebtedness permitted under Section 8.2(xv)) with any Person that prohibits or restricts or limits the ability of

         Borrowers or Guarantor to create, incur, pledge or suffer to exist any Lien in favor of Banks granted pursuant to the terms of this Agreement upon any real property assets of Borrowers or any Guarantor; provided, however, that those agreements creating Liens permitted under Sections 8.6(iii), (iv), (vii), (viii), (xix), and (xx) and, during an Unsecured Conversion Period only, Section 8.6(v), may prohibit, restrict or limit other Liens on those assets encumbered by the Liens created by such agreements.

         2.13 The ratio of .75 to 1, as set forth in Sections 9.3(a) and 9.3(b) of the Credit Agreement, is hereby amended to be 1 to 1. Additionally, the parenthetical "(except pursuant to the Indenture or any Refinancing Indebtedness thereof)" is hereby deleted from Section 9.3(b) of the Credit Agreement.

         2.14 Section 11.4(i) of the Credit Agreement is hereby amended in its entirety to read as follows: "such Person is (a) a Wholly-Owned Subsidiary of Guarantor, and (b) a Restricted Subsidiary, as defined in the Indenture."

         2.15 Schedule "2.22" to the Credit Agreement is hereby modified as follows:

                  (i)      Section  A(1) is hereby  modified  by adding  Section
                           8.10 to the list of Sections referenced therein.

                  (ii) The introductory clause to Section B is hereby amended in its entirety to read as follows: "The following terms will have the following meanings during a Secured Conversion Period or a Modified Secured Conversion Period:".

         2.16 As of the Effective Date, NationsBank, N.A., a national banking association, and AmSouth Bank, an Alabama banking corporation ("New Banks"), shall each be deemed to be a Bank under the Credit Agreement, and the definition of "Banks" in the Credit Agreement is hereby amended to include New Banks and their successors and assigns. The Commitment of each Bank, including each New Bank, shall be the amount set forth opposite its signature on this Agreement. Each New Bank (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by it and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement, (ii) agrees that it will, independently and without reliance upon Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank, (v) agrees that its payment instructions and notice instructions are

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


as set forth on Schedule 1 hereto; and (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase of its interest in Advances and Facility Letters of Credit are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan documents will not be "plan assets" under ERISA.

SECTION 3.  OTHER MODIFICATIONS; RATIFICATION OF LOAN DOCUMENTS.

         3.1 As of the Effective Date, each reference in the Loan Documents to any of the Loan Documents is hereby amended to be a reference to such document as modified herein.

         3.2 The Loan Documents are ratified and affirmed by Borrowers and shall remain in full force and effect as modified herein.

SECTION 4.  BORROWERS REPRESENTATIONS AND WARRANTIES.

         Borrowers represent and warrant to Banks and Agent:

         4.1 As of May 27, 1998, the outstanding principal balance of the Notes is $85,558,428.35; interest has been paid through the due date.

         4.2 No Event of Default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be an Event of Default under the Loan Documents as modified herein has occurred and is continuing.

         4.3 There has been no material adverse change in the financial condition of any Borrower or Guarantor or any other person whose financial statement has been delivered to Agent in connection with the Credit Facility from the most recent financial statement received by Agent.

         4.4 Each and all representations and warranties of Borrowers in the Loan Documents are accurate on the date hereof, except as may have been previously disclosed to Banks in writing.

         4.5 Borrowers have no claims, counterclaims, defenses, or set-offs with respect to the Credit Facility or the Loan Documents as modified herein.

         4.6 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrowers, enforceable against Borrowers in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         4.7 Each Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of each Borrower. This Agreement has been duly executed and delivered on behalf of each Borrower.

SECTION 5.  BORROWER COVENANTS.

         Borrowers covenant with Agent and Banks as follows:

         5.1 Borrowers shall execute, deliver, and provide to Agent such additional agreements, documents, and instruments as reasonably required by Agent to effectuate the intent of this Agreement.

         5.2 Borrowers fully, finally, and absolutely and forever release and discharge Agent and Banks and their present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrowers, whether now known or unknown to Borrowers, and whether contingent or matured, (i) in respect of the Credit Facility, the Loan Documents, or the actions or omissions of Agent or Banks in respect of the Credit Facility or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

SECTION 6.        CONDITIONS PRECEDENT.

         The agreements of Banks and Agent and the modifications contained herein shall not be binding upon Banks and Agent until Borrowers have executed and delivered this Agreement and Agent has received, at Borrowers' expense, all of the following on or before June 2, 1998 (the "Effective Date"), and each of which shall be in form and content satisfactory to Agent and Banks and shall be subject to approval by Agent and Banks:

         6.1 An original of this Agreement fully executed by Borrowers and Guarantor;

         6.2 A Promissory Note payable to the order of NationsBank, N.A. in the amount of $50,000,000.00, in the form attached hereto as Exhibit A, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

         6.3 A Promissory Note payable to the order of AmSouth Bank in the amount of $25,000,000.00, in the form attached hereto as Exhibit B, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

         6.4 A Replacement Promissory Note payable to the order of Bank United of Texas FSB in the amount of $75,000,000.00, in the form attached hereto as Exhibit C, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

         6.5 A Replacement Promissory Note payable to the order of KeyBank National Association in the amount of $50,000,000.00, in the form attached hereto as Exhibit D, fully executed by Borrowers, which shall be deemed to be a Note for all purposes under the Credit Agreement;

         6.6      An extension fee in the amount of $262,500.00;

         6.7 A commitment fee, for the benefit of Banks, for the increase in the Aggregate Commitment to $300,000,000.00, in the amount of $468,750.00;

         6.8 The fees payable to Agent as set forth in the letter agreement of even date herewith between Agent and Borrowers;

         6.9 Such resolutions or authorizations and such other documents as Agent may require relating to the existence and good standing of each Borrower and Guarantor, and the authority of any person executing this Agreement or other documents on behalf of each Borrower and Guarantor;

         6.10 A written opinion of Haligman Lottner Rubin & Fishman, counsel to Borrowers and Guarantor, addressed to Agent and Banks in substantially the form of Exhibit E hereto; and

         6.11 Payment of all the internal and external costs and expenses incurred by Banks and Agent in connection with this Agreement (including, without limitation, inside and outside attorneys and processing costs, expenses, and fees).

SECTION 7.  ADJUSTMENT OF PRO RATA SHARES.

         7.1 Pursuant to the provisions of the Credit Agreement, Advances made by the Banks (excluding Swing Line Advances) consist of Loans made by the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. As a result of the increase in the Aggregate Commitment and the addition of New Banks as Banks, such ratio has been changed. As of the Effective Date, Bank One, Arizona, NA, a national banking association, Sanwa Bank California, a California corporation, and KeyBank National Association, a national banking association ("Assignor Banks") hereby sell and assign to NationsBank, N.A., a national banking association, AmSouth Bank, an Alabama banking corporation, and Bank United of Texas FSB, a federal savings bank ("Assignee Banks"), and Assignee Banks hereby purchase and assume, without recourse, from Assignor Banks, all of Assignor Banks' rights and obligations in respect of the portion of all Advances owing to the Assignor Banks' and all Facility Letters of Credit that are outstanding on the Effective Date, to the extent required in order to appropriately adjust the proportionate shares of the Advances and the Facility Letters of Credit. In connection with the foregoing assignment, on or before 11:00 a.m., Phoenix time, on the Effective Date, each Assignee Bank shall wire transfer to Agent the

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

amount necessary to make the foregoing adjustment, and Agent shall wire transfer the respective portion of such amount to each Assignor Bank on the Effective Date.

SECTION 8.  GENERAL.

         8.1 The Loan Documents as modified herein contain the complete understanding and agreement of Borrowers, Banks and Agent in respect of the Credit Facility and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

         8.2 The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrowers, Banks and Agent and their successors and assigns; provided, however, Borrowers may not assign any of their rights or delegate any of their obligations under the Loan Documents and any purported assignment or delegation shall be void.

         8.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.


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

         8.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

         IN WITNESS WHEREOF, Borrowers, Banks, and Agent have executed this Agreement as of the date set forth above.

                                   BORROWERS:

ATTEST:                            RICHMOND AMERICAN HOMES OF
                                   CALIFORNIA, INC., a Colorado corporation



                                   By: /s/ John J. Heaney
--------------------------             ---------------------------------
                                   Name:         John J. Heaney
                                   Title:        Vice President


ATTEST:                            RICHMOND AMERICAN HOMES OF
                                   MARYLAND, INC., a Maryland corporation



                                   By: /s/ John J. Heaney
--------------------------             ---------------------------------
                                   Name:         John J. Heaney
                                   Title:        Vice President


ATTEST:                            RICHMOND AMERICAN HOMES OF NEVADA,
                                   INC., a Colorado corporation



                                    By: /s/ John J. Heaney
--------------------------              --------------------------------
                                    Name:        John J. Heaney
                                    Title:       Vice President

ATTEST:                             RICHMOND AMERICAN HOMES OF VIRGINIA,
                                    INC., a Virginia corporation



                                    By: /s/ John J. Heaney
--------------------------              --------------------------------
                                    Name:        John J. Heaney
                                    Title:       Vice President


ATTEST:                             RICHMOND AMERICAN HOMES OF ARIZONA,
                                    INC., a Delaware corporation, formerly known as Richmond American Homes, Inc.



                                    By: /s/ John J. Heaney
---------------------------             --------------------------------
                                    Name:        John J. Heaney
                                    Title:       Vice President


ATTEST:                             RICHMOND AMERICAN HOMES OF
                                    COLORADO, INC., a Delaware corporation,
                                    formerly known as Richmond Homes, Inc. I, successor by merger to
                                    Richmond Homes, Inc. II




                                    By: /s/ John J. Heaney
---------------------------             --------------------------------
                                    Name:        John J. Heaney
                                    Title:       Vice President

Commitments                         BANKS AND AGENT:
-----------

$75,000,000.00                      BANK ONE, ARIZONA, NA, a national banking
                                    association, Individually and as Agent



                                    By: /s/ Rhonda R. Williams
                                        ---------------------------------
                                    Name:        Rhonda R. Williams
                                    Title:       Vice President


$75,000,000.00                      BANK UNITED OF TEXAS FSB, a federal savings
                                    bank



                                    By: /s/ Thomas S. Griffin
                                        ---------------------------------
                                    Name:        Thomas S. Griffin
                                    Title:       Vice President


$25,000,000.00                      SANWA BANK CALIFORNIA, a California
                                    corporation



                                     By: /s/ Russ Wakeham
                                         --------------------------------
                                     Name:        Russ Wakeham
                                     Title:       Vice President


$50,000,000.00                       KEYBANK NATIONAL ASSOCIATION, a national
                                     banking association formerly known as
                                     KEY BANK OF COLORADO, a Colorado state bank



                                     By: /s/ Paul Holden
                                         -------------------------------
                                     Name:        Paul Holden
                                     Title:       Vice President

$50,000,000.00                       NATIONSBANK, N.A., a national banking
                                     association



                                     By: /s/ Stephen G. Earle
                                         -------------------------------
                                     Name:        Stephen G. Earle
                                     Title:       Senior Vice President


$25,000,000.00                       AMSOUTH BANK, an Alabama banking
                                     corporation



                                     By: /s/ Ronny Hudspeth
                                         -------------------------------
                                     Name:        Ronny Hudspeth
                                     Title:       Vice President